UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2019
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On January 29, 2019, Harris Corporation (“Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its second quarter of fiscal 2019 and its updated guidance ranges for fiscal 2019 for expected revenue, earnings per diluted share from continuing operations and free cash flow. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Non-GAAP Financial Measures
     The press release includes a discussion of non-GAAP financial measures (as defined below), including free cash flow for the second quarter and first half of fiscal 2019, in each case excluding cash flow for capital expenditures; adjusted free cash flow for the second quarter and first half of fiscal 2019 and expected adjusted free cash flow for fiscal 2019, in each case excluding cash flow for capital expenditures and L3 deal and integration costs; free cash flow for the second quarter and first half of fiscal 2018, in each case excluding cash flow for capital expenditures; earnings per diluted share from continuing operations for the second quarter and first half of fiscal 2019 and expected earnings per diluted share from continuing operations for fiscal 2019, in each case excluding L3 deal and integration costs; earnings per diluted share from continuing operations for the second quarter and first half of fiscal 2018, in each case excluding non-cash charges in the second quarter of fiscal 2018 from a write-down of deferred tax assets and from an adjustment for deferred compensation; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the second quarter and first half of fiscal 2019, in each case excluding, as applicable, net interest expense, income taxes, discontinued operations net of income taxes and L3 deal and integration costs; and adjusted EBIT and adjusted EBIT margin for the second quarter and first half of fiscal 2018, in each case excluding, as applicable, net interest expense, income taxes, discontinued operations net of income taxes, and a non-cash charge in the second quarter of fiscal 2018 from an adjustment for deferred compensation. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The non-GAAP financial measures identified in the first sentence of this paragraph are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, net cash provided by operating activities, earnings per diluted share from continuing operations, net income, net income margin and other financial measures on a GAAP basis. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Please refer to Harris’ financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
EXHIBIT INDEX
     The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Corporation on January 29, 2019 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Rahul Ghai
	Name:	Rahul Ghai
	Title:	Senior Vice President and Chief Financial Officer

Date: January 29, 2019